EXHIBIT 99.2

CERTEGY INC.

NOTICE OF GUARANTEED DELIVERY

For Tender of All Outstanding
4.75% Notes Due 2008
in Exchange for
4.75% Notes Due 2008

Pursuant to the Prospectus dated                             , 200

        As set forth in the Prospectus dated                     , (the “Prospectus”) of Certegy Inc., a Georgia corporation (the “Company”), and in the accompanying letter of transmittal and instructions thereto (the “Letter of Transmittal”), this form (or a facsimile hereof), one substantially equivalent hereto, or the electronic form used by The Depository Trust Company (“DTC”) for this purpose, must be used to accept the Company’s offer to exchange (the “Exchange Offer”) up to $200,000,000 aggregate principal amount of 4.75% Notes due 2008, which have been registered under the Securities Act of 1933, as amended (the “New Notes”), for the remaining outstanding unregistered $200,000,000 aggregate principal amount of 4.75% Notes due 2008 (the “Old Notes”), if (i) certificates for the Old Notes are not lost but are not immediately available to the registered holder of such Old Notes, (ii) if time will not permit the Letter of Transmittal, certificates representing such Old Notes or other required documents to reach SunTrust Bank (the “Exchange Agent”) prior to the Expiration Date (as defined below), or (iii) if a participant in DTC is unable to complete the procedures for book-entry transfer on a timely basis of Old Notes to the account maintained by the Exchange Agent at DTC. This form (or a facsimile hereof), or one substantially equivalent hereto may be delivered by mail (registered or certified mail is recommended), by facsimile transmission, by hand or overnight carrier to the Exchange Agent as set forth below. All capitalized terms used herein and not defined herein have the meanings assigned to them in the Prospectus.

       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         , 200      , UNLESS EXTENDED (THE “EXPIRATION DATE”). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

SunTrust Bank

By Mail, Hand or Overnight Courier:	By Facsimile:
SunTrust Bank 25 Park Place, 24th Floor Atlanta, GA 30303-2900 Attention: Corporate Trust Department, Kelly Mathis	SunTrust Bank Corporate Trust Department, Kelly Mathis (404) 588-7355

For Information or Confirmation by Telephone:

(404) 588-7063

      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile number other than the one listed above will not constitute valid delivery.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

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Ladies and Gentlemen:

      The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and in the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 1 of the Letter of Transmittal. By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder of Old Notes set forth in the Letter of Transmittal.

      The undersigned understands that tenders of Old Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn if the exchange offer is terminated or as otherwise provided in the Prospectus.

      The undersigned understands that the exchange of Old Notes for New Notes will only be made after receipt by the Exchange Agent within three (3) business days of the Expiration Date of:

(i) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees,

(ii) certificates representing the old notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at DTC, pursuant to the procedure for book-entry transfer set forth in the Prospectus), and

(iii) this Notice of Guaranteed Delivery together with any required documents.

      All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

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PLEASE SIGN AND COMPLETE

Signature of registered holder(s) or Authorized Signatory:

Name of registered holder(s):

Principal Amount of Old Notes Tendered:

Certificate No(s). of Old Notes (if available):

Date:

Address:

Area Code and Telephone Number:

If the Old Notes will be delivered by book-entry transfer to DTC, provide the following information:

DTC Account Number:

      Do not send Old Notes with this form. Old Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

      This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the tendered Old Notes as their name(s) appear(s) on certificates for such tendered Old Notes, or, if tendered by a participant in one of the book-entry transfer facilities, exactly as such participant’s name appears on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If the signature above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Name:

Capacity:

Address:

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GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees delivery to the Exchange Agent, at one of its addresses set forth above, either certificates for the Old Notes tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent’s account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof or an Agent’s Message in lieu thereof) and any other documents required by the Letter of Transmittal, all within three (3) New York Stock Exchange trading days after the Expiration Date.

      The undersigned acknowledges that it must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for the Old Notes tendered hereby to the Exchange Agent within the time period shown hereon.

Name of Firm:

Authorized Signature:

Title:

Address:

Area Code and Telephone Number:

Date:

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